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                                                                     EXHIBIT (j)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 33-51294 of Van Kampen Series Fund, Inc. on Form N-1A of our reports dated August 9, 2004, appearing in the respective Annual Reports to Shareholders for the year ended June 30, 2004 for the Van Kampen American Value Fund, Van Kampen Emerging Markets Fund, Van Kampen Emerging Markets Income Fund, Van Kampen Equity Growth Fund, Van Kampen Focus Equity Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, Van Kampen Global Value Equity Fund and Van Kampen International Magnum Fund, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in each Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois
October 26, 2004